             As filed with the Securities and Exchange Commission on
                      November 18, 2004. File No. 811-4347.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                   ACT OF 1940

                                Amendment No. 126                            [X]

                        (Check appropriate box or boxes)

                                    GMO Trust
               (Exact name of registrant as specified in charter)

           c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)

                                 (617) 330-7500
              (Registrant's Telephone Number, including Area Code)

                         ------------------------------

                                   Scott Eston
                                    GMO Trust
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                     (Name and address of agent for service)

                         ------------------------------

                                    Copy to:
                          J. B. Kittredge, Jr., Esquire
                                Ropes & Gray LLP
                             One International Place
                           Boston, Massachusetts 02110

                         ------------------------------

         It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

================================================================================

  THIS FILING RELATES SOLELY TO THE GMO WORLD OPPORTUNITY OVERLAY FUND; IT IS
   INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS
                         AMENDED OR SUPERSEDED HEREBY.

                          PRIVATE PLACEMENT MEMORANDUM

                                NOVEMBER 18, 2004

                       GMO WORLD OPPORTUNITY OVERLAY FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO WORLD OPPORTUNITY OVERLAY FUND (the "Fund") is one of forty-four separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.

                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

         This Private Placement Memorandum concisely describes the information which investors ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated November 18, 2004, as revised from time to time, ("SAI") is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO WORLD OPPORTUNITY OVERLAY FUND (the "Fund") is a non-diversified series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). At this time, GMO does not intend to publicly offer Fund shares. Fund shares are principally available only to other GMO funds and certain other accredited investors.

         The Manager does not charge the Fund any management or service fees. In addition, the Manager will reimburse the Fund for its operating expenses (not including fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through June 30, 2005.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

         Note: Except for policies specifically identified as "fundamental," the Board of Trustees of the Trust ("Trustees") may change the Fund's investment objective and policies without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL INVESTMENT STRATEGIES

         The Fund's investment objective is high total return relative to its benchmark.

         The Fund's investment program has two principal components. One component consists mainly of investments in derivatives - primarily, interest rate swap contracts - through which the Manager seeks to exploit misvaluations in world interest rates. The other component consists mainly of investments in U.S. and foreign fixed income securities of relatively high quality. The Manager seeks to achieve the Fund's objective of outperforming the Fund's benchmark primarily through returns on the Fund's derivatives positions. The primary purpose of the Fund's fixed income investments is to provide a cash-like return, and to serve as collateral with respect to the Fund's derivative positions.

         The Manager employs proprietary quantitative techniques to seek to identify and estimate the relative misvaluation of interest rates within and across world bond markets. Based on such estimate, the Fund establishes its derivative positions, for example, purchasing interest rate exposure at specific maturities on the yield curve in countries it perceives as undervalued and selling interest rate exposure at the same maturities in countries it perceives as overvalued. In addition, the Fund may purchase interest rate exposure on yield curve maturities that it perceives as inexpensive and sell interest rate exposure on the same yield curve maturities that it perceives as expensive.

         Derivative positions taken by the Fund are implemented primarily through swap contracts, but the Fund may use other derivatives such as options, futures, options on futures, and currency forwards. As a result of its derivatives positions, the Fund typically will have a net notional value in excess of its net assets and will have a higher tracking error, along with concomitant volatility, relative to its benchmark than other GMO Trust fixed income funds.

         In selecting fixed income securities for the Fund's portfolio, the Manager employs fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income securities with similar credit quality and average lives. Fixed income instruments in which the Fund invests include securities issued by federal, state, local, and foreign governments, and a wide range of private issuers. The Fund may invest in government securities, corporate debt securities, residential and commercial mortgage-related securities and other asset-backed securities, money market instruments, commercial paper, and repurchase agreements. The Fund's fixed income investments primarily have floating interest rates (or will be hedged to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. Substantially all of the Fund's holdings of fixed income instruments will be investment-grade, except for instruments whose rating has been downgraded to below investment grade (that is, rated below BBB- by Standard & Poor's Ratings Services ("S&P"), below Baa3 by Moody's Investors Service Inc. ("Moody's"), or comparable unrated securities) after purchase by the Fund. The Manager considers investment grade securities that are given a rating of Aa-/AA- or better by Moody's/S&P, or, if unrated, determined to be of comparable quality by the Manager, to be relatively high quality.

         When used in the Private Placement Memorandum, the term "investments" includes both direct investments and indirect investments (e.g., derivatives and synthetic instruments with economic characteristics similar to the underlying asset).

         From time to time, the Fund may invest in the fixed income securities of emerging markets issuers, lend Fund securities or use repurchase agreements.

         The Fund is treated as a partnership for federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as "unrelated business taxable income" ("UBTI") and subject to tax when allocated to tax-exempt shareholders.

         Except as otherwise noted, the Manager does not take portfolio turnover into account in making investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the portfolio's investments more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income passed through by the Fund to its shareholders.

         BENCHMARK

         The Fund's benchmark is the J.P. Morgan U.S. 3-Month Cash Index, which is independently maintained and published by J.P. Morgan. The Index measures the total return performance of three-month euro-currency deposits in the United States.

PRINCIPAL RISKS

         The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and an investor may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

         -        Management Risk

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager has developed models and strategies to identify and exploit differences in relative interest rates in various markets around the world. However, there can be no assurance that these models and strategies will produce the desired results (e.g., the Manager may not be successful in indentifying misvaluations in world interest rates), and the nature of the risks assumed as a result of the Fund's derivative positions and other investments may cause the Fund to incur significant losses.

         -        Derivatives Risk

         The Fund uses derivatives, which are financial contracts whose values depend upon, or are derived from, the values of underlying reference rates, assets or indices. Derivatives may relate to interest rates, stocks, bonds, currencies or currency exchange rates, commodities, and related indices. The Fund will use derivates related to interest rates as a substitute for direct investing in bonds and the Fund may use derivatives for hedging purposes. The Fund may also use derivatives as a way to adjust efficiently the exposure of the Fund to various markets and currencies without the Fund actually having to sell current assets and make new investments. For a description of the various derivative instruments that may be utilized by the Fund, refer to the SAI.

         The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivative instruments exposes the Fund to the risk that the counterparty to an over-the-counter ("OTC") derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. While the Manager intends to monitor the creditworthiness of contract counterparties, there can be no assurance that the counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk exposure may be relatively concentrated and events that affect the creditworthiness of any one of those counterparties may have a pronounced effect on the Fund.

         Derivatives also are subject to a number of other risks described elsewhere in this section, including market risk and liquidity risk. Since their value is calculated and derived from the value of other assets, instruments, or references, there is greater risk that derivatives will be improperly valued. Derivatives also involve the risk that changes in the value of the derivative may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial. The use of derivatives may also increase the taxes payable by shareholders.

         The risks of derivatives will be particularly pronounced for the Fund because the Fund intends to make substantial use of derivatives, including interest rate swaps, to implement its investment program.

         -        Credit and Counterparty Risk

         This is the risk that the counterparty to an OTC derivatives contract, the issuer or guarantor of a fixed income security, or a borrower of the Fund's securities will be unable or unwilling to make timely settlement payments or principal or interest payments, or otherwise to honor its obligations.

         The Fund is exposed to credit risk as a result of its use of OTC derivatives (as described in Derivatives Risk above) and to the extent it lends Fund securities or the uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. While the Manager intends to monitor the creditworthiness of contract counterparties, there can be no assurance that the counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions.

         Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the securities it owns will have their credit ratings downgraded or will default, potentially reducing the Fund's share price and income level. Nearly all fixed income securities are subject to some credit risk, which may vary depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their subdivisions or instrumentalities. U.S. Government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. Government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. Government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. Government. As a result, these securities are subject to more credit risk than U.S. Government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on payment of those assets. See "Market Risk - Fixed Income Securities" below for a discussion of these risks.

         Credit risk is particularly pronounced for below investment grade securities (also called "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. The Fund may hold instruments whose ratings have been downgraded to below investment grade after purchase by the Fund. Junk bonds are often less liquid than higher quality securities. In addition, the continuing ability of issuers of junk bonds to meet principal and interest payments is considered speculative and they are more susceptible to real or perceived adverse economic and competitive industry conditions.

         -        Liquidity Risk

         Liquidity risk exists when particular securities are difficult to sell or derivative positions are difficult to close due to a limited market or to legal restrictions, such that the Fund may be prevented from selling particular securities or closing derivative positions at the price at which the Fund values them. Derivatives tend to have the greatest exposure to liquidity risk. These securities are more likely to be fair valued (see "Determination of Net Asset Value"). Liquidity risk may also exist when the Fund has an obligation to purchase particular securities (e.g., as a result of closing a short position).

         -        Market Risk--Fixed Income Securities and Related Derivatives

         The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the fixed-income securities the Fund owns directly or is exposed to indirectly through its derivatives positions. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.

         The value of the Fund's fixed income investments (including bonds, notes, and asset-backed securities) will typically change as interest rates fluctuate. During periods of rising interest rates, the values of fixed income securities generally decline. Conversely, during periods of falling interest rates, the values of fixed income securities generally rise. This kind of market risk, also called interest rate risk, is generally greater for fixed income securities and portfolios with longer durations. This risk is also present, but to a lesser extent, in securities with shorter durations. The Fund may be less sensitive to interest rate changes because the Fund invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may decline in value if their interest rates do not rise as much as interest rates in general. Because rates on certain floating rate securities reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause fluctuations in the Fund's net asset value.

         Interest rate risk also depends on the credit quality of a fixed income security. Therefore, interest rate risk may also be more significant to the extent the Fund owns below investment grade securities (also called "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated.

         A related market risk exists for the Fund by virtue of its investments in asset-backed securities, which represents a significant portion of its assets. Asset-backed securities in which the Fund may invest include securities backed by pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers or one or more lending banks, or a combination of these bonds and loans. Payment of interest and repayment of principal on asset-backed securities may be largely dependent upon the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. Therefore, the credit quality of asset-backed securities depends on many factors, including the offering's deal structure (i.e., determinations as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. As a result, asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations in excess of their credit support. The Fund will have significant exposure to asset-backed securities secured by specific types of loans and/or bonds (e.g., credit-card receivables). As a result, economic developments adversely affecting a particular type of collateral may harm Fund performance. In addition, certain types of collateral may have strong positive correlations, meaning that their value may be impaired by similar economic conditions (e.g., an increase in personal bankruptcies could reduce the value of asset-backed securities secured by credit card receivables, automobile loans, educational loans, and home equity loans).

         The value of asset-backed securities may be substantially dependent on the servicing of the underlying asset and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets. The risks associated with asset-backed securities are particularly pronounced for the Fund because of the significant portion of its assets it expects to invest in these securities.

         -        Leveraging Risk

         The Fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions. As a result, the Fund typically will be leveraged in relation to its assets. However, the Manager seeks to manage the effective market exposure of the Fund by controlling the projected tracking error relative to the Fund's benchmark.

         The Fund's portfolio may also be leveraged if the Fund temporarily borrows money to meet redemption requests and/or to settle investment transactions. Leverage may disproportionately increase a Fund's portfolio losses and reduce opportunities for gain when interest rates are changing.

         -        Focused Investment Risk

         Overall risk can be reduced by industry diversification, and increased by focusing investments in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services). Therefore, a fund whose investments are focused in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.

         This risk is pronounced for the Fund, because it makes significant use of interest-rate swaps and other derivative instruments. Because a swap contract involves an agreement between two parties, the Fund is exposed to the credit of the swap contract counterparties, many of which will be part of the financial services sector or related industries. Therefore, events that affect the financial services sector or related industries generally may affect the counterparties with whom the Fund has derivative contracts, and may have a significant effect on the Fund.

         -        Non-Diversification Risk

         Overall risk can be reduced by investing in securities from a diversified pool of issuers, while overall risk is increased by investing in securities of a small number of issuers. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means it is allowed to invest in or be exposed through its derivatives positions to the securities of a relatively small number of issuers and/or foreign currencies with greater concentration of risk. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques may be more pronounced for the Fund than if the Fund were "diversified."

         -        Foreign Investment Risk

         Because the Fund may invest in fixed income securities traded principally in securities markets outside the United States, it is subject to additional and more varied risks, and the value of its assets may change more rapidly and to a greater degree. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and foreign securities held by the Fund may expose the Fund to foreign taxes on dividends and interest payable on such securities. Also, for lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund's investments. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security. These and other risks are greater for the Fund's emerging markets investments, if any.

         -        Currency Risk

         Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund's investments. Currency risk includes both the risk that currencies in which the Fund's investments are traded or currencies in which the Fund has taken an active investment position will decline in value relative to the U.S. dollar and, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly for a number of reasons, including the forces of supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, and intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad.

         The Fund may engage in proxy hedging of currencies by entering into derivative transactions with respect to a currency whose value is expected to correlate to the value of a currency the Fund owns or wants to own. This presents the risk that the two currencies may not move in relation to one another as expected. In that case, the Fund could lose money on its investment and also lose money on the position designed to act as a proxy hedge. The Fund may also take active currency positions and may hedge the currency exposure of its securities. This may result in the Fund's currency exposure being substantially different than that of the securities it holds.

         Because the Fund may have foreign currency holdings and/or invest or trade in securities denominated in foreign currencies or related derivative instruments, it may be adversely affected by changes in foreign currency exchange rates to the extent the Manager's hedging strategies are not effective. Derivative foreign currency transactions (such as futures, forwards and swaps) may also involve leveraging risk, in addition to currency risk.

FEES AND EXPENSES

         The following table describes the fees and expenses you may pay if you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (expenses that are paid from Fund assets as a percentage of average net assets):

Management Fee......................................... 0.00%
Other Operating Expenses............................... 0.03%(1)
Total Annual Operating Expenses........................ 0.03%(1)
Expense Reimbursement.................................. 0.03%(1,2)
NET ANNUAL EXPENSES.................................... 0.00%(1,2)

         (1) The amounts indicated above represent an annualized estimate of the Fund's operating expenses for its initial fiscal year ending February 28, 2005.

         (2) The Manager has contractually agreed to reimburse the Fund for its operating expenses (not including fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through at least June 30, 2005.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST

         The Fund is a series of the Trust, which is advised and managed by GMO, 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company, founded in 1977. As of September 30, 2004, GMO managed on a worldwide basis more than $65 billion for institutional investors such as pension plans, endowments, foundations, and the GMO Trust funds.

         Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Manager does not charge the Fund a management fee for management services provided to the Fund.

         Day-to-day management of the Fund is the responsibility of the Fixed Income Division, which is comprised of investment professionals associated with GMO. No one person is primarily responsible for making recommendations to the Fixed Income Division.

         CUSTODIAN, TRANSFER AGENT, AND FUND ACCOUNTING AGENT

         Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian, transfer agent, and fund accounting agent.

DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may not determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -        Last sale price or

         -        Official closing price or

         - Most recent bid price (if no reported sale or official closing price) or

         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition.

         (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

         -        Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

         -        Most recent ask price

"Fair Value" Pricing

         For all other assets and securities, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

         With respect to the Fund's use of "fair value" pricing, investors should note the following:

                  - In certain cases, a significant percentage of a Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities of securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount which the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, it is possible that the value determined for a particular asset may be materially different than the value realized upon such asset's sale.

                  - Many foreign securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities that trade in those markets or on those exchanges do not reflect the events that occur after that close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund's foreign equity securities be valued using fair value prices based on modeling tools by third party vendors to the extent that those fair value prices are available.

         The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager will not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) because of such price activity or because the Manager has other reasons to believe that a price supplied may not be reliable. Certain securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may be significantly affected on days when investors cannot redeem their shares in the Fund.

SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES

         Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com

         PURCHASE POLICIES. An investor must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

                  - The signature of an authorized signatory as identified in the application;

                  - The investor's name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

                  -        The name of the Fund being purchased;

                  -        The dollar amount of shares to be purchased;

                  - The date on which purchase is to be made (subject to receipt prior to the close of regular trading on that date); and

                  -        Payment in full (by check, wire, or securities).

                           - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been made for later payment.

         If the purchase request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If the purchase request is received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased unless the investor has instructed Shareholder Services in writing to defer the purchase to another day.

         The Trust reserves the right to reject any order. In addition, the Fund may temporarily or permanently close to some or all new subscriptions and/or additional investments from existing shareholders.

         There is no minimum initial or subsequent investment in the Fund.

         Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and
(ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                   GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                          Boston, Massachusetts 02110
                           Facsimile: (617) 439-4192
                        Attention: Shareholder Services

         Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

         Funding Your Investment.  You may purchase shares:

         -        with cash (via wire transfer or check)

                  - BY WIRE. Instruct your bank to wire the amount of your investment to:

             Investors Bank & Trust Company, Boston, Massachusetts
                               ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
                Further credit: GMO Fund/Account name and number

                  - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept any checks payable to a third party which have been endorsed by the payee to the Trust. Mail checks to:

     By U.S. Postal Service:                   By Overnight Courier:
  Investors Bank & Trust Company        Investors Bank & Trust Company GMO
    GMO Transfer Agent MFD 23                  Transfer Agent MFD 23
           P.O. Box 642              200 Clarendon Street, 16th Floor Boston,
      Boston, MA 02117-0642                          MA 02116

         -        in exchange for securities acceptable to the Manager

                  - securities must be approved by the Manager prior to transfer to the Fund.

                  - securities will be valued as set forth under "Determination of Net Asset Value"

         -        by a combination of cash and securities

         The Fund, due to the nature of its investments, does not limit short-term trading.

         REDEMPTION OF FUND SHARES

         You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         REDEMPTION POLICIES. An investor must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

         - The signature of an authorized signatory as identified in the application;

         - The investor's name and/or the account number set forth with sufficient clarity to avoid ambiguity;

         -        The name of the Fund being redeemed;

         - The number of shares or the dollar amount of shares to be redeemed; and

         - The date on which redemption is to be made (subject to receipt prior to the close of regular trading on that date).

         If the redemption request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price is the net asset value per share determined on that day for the Fund shares to be redeemed. If the redemption request is received after the close of regular trading on the NYSE, the redemption price is the net asset value per share determined on the next business day for the Fund shares to be redeemed unless the investor has instructed Shareholder Services in writing to defer the redemption to another day.

         If the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders to make a redemption payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in-kind of securities held by the Fund instead of cash.

         If a redemption is made in cash:

         - payment will be made in federal funds transferred to the account designated in writing by authorized persons

                  - designation of additional accounts and any change in the accounts originally designated must be made in writing by an authorized person

         - upon request, payment will be made by check mailed to the registration address

         -        the Trust may take up to seven days to remit proceeds.

         If a redemption is made in-kind, it is important for you to note:

         - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

         - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and generally will not represent a pro rata distribution of each security held in the Fund's portfolio

         - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

         - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person

         -        the Trust may take up to seven days to remit proceeds.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days:

         -        if the NYSE is closed on days other than weekends or holidays

         -        during periods when trading on the NYSE is restricted

         - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

         - during any other period permitted by the Securities and Exchange Commission for the protection of investors.

         Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem unilaterally at any time any shareholder of the Fund if at such time: (i) the shareholder owns shares of the Fund having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shareholder owns shares of the Fund equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding shares of the Trust or the Fund. The Trustees currently have not determined a minimum amount for the Fund, nor have the Trustees determined a maximum percentage of outstanding shares for the Trust or the Fund.

         Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption order prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Redemption Request. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "Shareholder Information - Purchase of Fund Shares." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

         DISTRIBUTIONS

         The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees.

         TAXES

         The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders may include other funds of the Trust. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.

         - The Fund is treated as a partnership for federal income tax purposes. The Fund does not expect to be classified as an association or a publicly traded partnership taxable as a corporation, although the Fund has not sought or obtained a ruling from the Internal Revenue Service or any other federal, state or local agency with respect to any tax issues affecting the Fund.

         - As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss and deduction, for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. In general, distributions by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis of its Fund shares.

         - Allocations of taxable income, gain, loss, deductions and credits of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion. The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

         - When a shareholder sells or redeems shares of the Fund, it may have a capital gain or loss.

         - A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis of its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (like market discount).

         - An allocable share of a tax-exempt shareholder's income will be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire any investment or invests in assets that produce UBTI.

         - The Fund's investments, if any, in asset-backed and mortgage-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, and foreign securities may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

         - The Fund's use, if any, of derivatives and securities lending may increase the amount of taxes payable by its shareholders.

         The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. Shareholders should consult their own tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable tax laws. Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

DISTRIBUTION ARRANGEMENTS

         The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

         The Fund's SAI is available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

         Investors can review and copy the Private Placement Memorandum and SAI at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Other information about the Fund is available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

         Certain portfolio information (e.g., portfolio holdings) may be made available to shareholders, consultants, data vendors, and other investment professionals who request it more frequently than that information is otherwise made publicly available. However, such information will be disclosed only if the Fund has a legitimate business purpose for doing so and the recipient signs a confidentiality agreement. Neither GMO Trust nor GMO will receive any compensation in connection with providing portfolio information.

         Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.

                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM

                                       INVESTMENT COMPANY ACT FILE NO.  811-4347

                                    GMO TRUST

                       GMO World Opportunity Overlay Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                November 18, 2004

This Statement of Additional Information is not a prospectus. It relates to the GMO World Opportunity Overlay Fund Private Placement Memorandum dated November 18, 2004, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO World Opportunity Overlay Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES..............................................       2
FUND INVESTMENTS................................................................       2
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS......................................       3
USES OF DERIVATIVES.............................................................      19
INVESTMENT RESTRICTIONS..........................................................     23
DETERMINATION OF NET ASSET VALUE.................................................     26
DISTRIBUTIONS....................................................................     26
TAXES............................................................................     26
MANAGEMENT OF THE TRUST..........................................................     35
INVESTMENT ADVISORY AND OTHER SERVICES...........................................     43
PORTFOLIO TRANSACTIONS...........................................................     44
PROXY VOTING POLICIES AND PROCEDURES.............................................     45
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES.................................     46
VOTING RIGHTS....................................................................     47
SHAREHOLDER AND TRUSTEE LIABILITY................................................     48
COMMERCIAL PAPER AND CORPORATE DEBT RATINGS......................................     49
APPENDIX A -- PROXY VOTING POLICIES AND PROCEDURES

The GMO World Opportunity Overlay Fund (the "Fund") is a series of GMO Trust (the "Trust"). The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda and statements of additional information.

Throughout this Statement of Additional Information, it is noted that the Fund will typically make "investments" in a particular type of security or other asset. Investors should understand that when used in this Statement of Additional Information, the word "investments" includes both direct and indirect investments by the Fund. An example of an indirect investment is gaining exposure to the relevant asset type through investments in derivatives.

                       INVESTMENT OBJECTIVES AND POLICIES

         The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

         The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing:

         - asset-backed and mortgage-backed securities (including CMOs, CDOs strips, and residuals)

         - securities issued by federal, state, local and foreign governments (traded in the U.S. and abroad)

         -        convertible bonds

         -        fixed income securities of private issuers

         -        foreign issues traded in the U.S. and abroad

         -        investment companies (open & closed end)

         -        illiquid securities

         -        144A securities and restricted securities

         -        repurchase agreements

         -        commercial paper

         -        warrants and rights

         -        indexed securities

         -        structured notes

         -        interest rate/bond futures and related options

         - exchange-traded and OTC options on securities and indexes (including writing covered options)

         - foreign currency transactions (including forward foreign currency contracts)

         -        interest rate, total return, and credit default swap contracts

         -        interest rate caps, floors and collars

         -        adjustable rate securities

         -        zero coupon securities

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

         The following is a description of certain investment practices in which the Fund may engage and the risks associated with their use. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

         Portfolio turnover is generally not a limiting factor with respect to investment decisions for the Fund. Based on the Manager's assessment of market conditions, the Manager may trade the securities in the Fund's portfolio more frequently at some times than at others, resulting in high portfolio turnover. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that would be taxable when ultimately distributed to shareholders of the other funds of the Trust investing in the Fund, unless such shareholders are themselves exempt. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

NON-DIVERSIFIED PORTFOLIO

         As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and as such is not required to satisfy the "diversified" requirements under the 1940 Act, which require that at least 75% of the value of a fund's total assets be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to an amount not greater than 5% of the value of a fund's total assets and to not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. Such concentration could increase the risk of loss to the Fund should there be a decline in the market value of any one portfolio security. Investment in a non-diversified fund may therefore entail greater risks than investment in a diversified fund.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

         Debt and other fixed income securities include fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends, or a rate that is adjusted periodically by reference to some specified index or market rate. Fixed income securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers.

         Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. The Fund may be less sensitive to interest rate changes because the Fund invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may decline in value if their interest rates do not rise as much as interest rates in general. Because rates on certain floating rate securities reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause fluctuations in the Fund's net asset value. Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to the provisions of bankruptcy, insolvency, and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Fixed income securities denominated in foreign currencies are also subject to the risk of a decline in the value of the denominating currency.

         Because interest rates vary, the future income of the Fund as a result of its investments in such securities cannot be predicted. The net asset value of the Fund's shares will vary as a result of changes in the value of the securities in its portfolio and will be affected by the absence and/or success of hedging strategies.

CASH AND OTHER HIGH QUALITY INVESTMENTS

         The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the earmarking and maintenance of such assets on the custodian's books and records. These cash items and other high quality corporate debt securities may include a number of money market instruments such as securities issued by the United States Government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. By investing only in high quality money market securities, the Fund may seek to minimize credit risk with respect to such investments.

MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES, COLLATERALIZED MORTGAGE OBLIGATIONS, AND COLLATERALIZED DEBT OBLIGATIONS.

         MORTGAGE-BACKED SECURITIES. Mortgage-backed securities may be issued by the U.S. Government, its agencies, or instrumentalities (including those whose securities are neither guaranteed nor insured by the U.S. Government, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), or by non-governmental issuers. Interest and principal payments (including prepayments) on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage prepays the remaining principal before the mortgage's scheduled maturity date. The mortgage-backed securities purchased by the Fund may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below. Mortgage-backed securities of non-governmental issuers involve prepayment risks similar to those of mortgage-backed securities issued by the U.S. Government, its agencies, or instrumentalities and also involve risk of loss of principal if the obligors of the underlying obligations default in payment of the obligations.

         ASSET-BACKED SECURITIES. Asset-backed securities may be issued by agencies or instrumentalities of the U.S. Government (including those whose securities are neither guaranteed nor insured by the U.S. Government) or by non-governmental issuers. Asset-backed securities include securities backed by pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, and secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers of one or more lending banks, or a combination of these bonds and loans. These underlying pools of assets are securitized through the use of trusts and special purpose entities. Payment of interest and repayment of principal on asset-backed securities may be largely dependent upon the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. Asset-backed securities involve risk of loss of principal if the obligors of the underlying obligations default in payment of the obligations. The rate of principal payments on asset-backed securities is related to the rate of principal payments, including prepayments, on the underlying assets. The credit quality of asset-backed securities depends on many factors, including the offering's deal structure (i.e. determinations as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. The value of asset-backed securities may be affected by the various factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement.

            Asset-backed securities involve prepayment risks similar to those of mortgage-backed securities described above. (See "Mortgage-Backed Securities" immediately above.)

            Because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present certain additional risks that are not present with mortgage-backed securities. For example, revolving credit receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles, rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. If the servicer of a pool of underlying assets sells them to another party, there is the risk that the purchaser could acquire an interest superior to that of holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in the automobiles. Therefore, there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities.

         Furthermore, asset-backed securities may be collateralized by the fees earned by service providers. The value of asset-backed securities may be substantially dependent on the servicing of the underlying asset and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

         COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"): STRIPS AND RESIDUALS. A CMO is a security backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer's obligation to make interest and principal payments is secured by the underlying portfolio of mortgages or mortgage-backed securities. CMOs are subject to the risk that the collateral supporting the CMO may experience a downgrade or default. CMOs are issued in multiple classes or series which have different maturities representing interests in some or all of the interest or principal on the underlying collateral or a combination thereof. CMOs of different classes are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to its stated maturity. Thus, the early retirement of a particular class or series of CMO held by the Fund would have the same effect as the prepayment of mortgages underlying a mortgage-backed pass-through security.

         CMOs include securities ("Residuals") representing the interest in any excess cash flow and/or the value of any collateral remaining on mortgages or mortgage-backed securities from the payment of principal of and interest on all other CMOs and the administrative expenses of the issuer. Residuals have value only to the extent income from such underlying mortgages or mortgage-backed securities exceeds the amount necessary to satisfy the issuer's debt obligations represented by all other outstanding CMOs.

         CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages. IO/PO Strips and Residuals tend to be more volatile than other types of securities. IO/PO Strips and Residuals also involve the additional risk of loss of a substantial portion of or the entire value of the investment if the underlying securities are prepaid. In addition, if a CMO bears interest at an adjustable rate, the cash flows on the related Residual will also be extremely sensitive to the level of the index upon which the rate adjustments are based.

         COLLATERALIZED DEBT OBLIGATIONS ("CDOS"). The Fund may invest in CDOs, which includes collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs") and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans.

         For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the residual or "equity" tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class.

         The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Fund invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Fund as illiquid securities; however, an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk), CDOs carry additional risks including, but not limited to, (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments, (ii) the quality of the collateral may decline in value or default, (iii) the Fund may invest in CDOs that are subordinate to other classes, and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

         U.S. Government Securities include securities issued or guaranteed by the U.S. Government or its authorities, agencies, or instrumentalities. Foreign Government Securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. U.S. Government Securities and Foreign Government Securities have different kinds of government support. For example, some U.S. Government Securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises are neither guaranteed nor insured by the U.S. Government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some Foreign Government Securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. In the case of certain countries, Foreign Government Securities may involve varying degrees of credit risk as a result of financial or political instability in such countries and the possible inability of the Fund to enforce its rights against the foreign government issuer.

         Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include such entities as the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

         Like other fixed income securities, U.S. Government Securities and Foreign Government Securities are subject to market risk and their market values fluctuate as interest rates change. Thus, for example, when the Fund holds U.S. Government Securities or Foreign Government Securities, the value of an investment in the Fund may fall during times of rising interest rates. Yields on U.S. Government Securities and Foreign Government Securities tend to be lower than those of corporate securities of comparable maturities.

         In addition to investing directly in U.S. Government Securities and Foreign Government Securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government Securities and Foreign Government Securities. These certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

         Adjustable rate securities are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. They may be U.S. Government Securities or securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag behind changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

BELOW INVESTMENT GRADE SECURITIES

         The Fund may hold securities whose rating have been downgraded to below investment grade (that is, rated below BBB- by Standard & Poor's or below Baa3 by Moody's Investors Service, Inc. ("Moody's") after purchase by the Fund, including securities in the lowest rating categories, and comparable unrated securities) ("Below Investment Grade Securities"). Below Investment Grade Securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. The market for Below Investment Grade Securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for Below Investment Grade Securities. This reduced liquidity at certain times may affect the values of these securities, may make the valuation and sale of these securities more difficult, and may result in greater volatility in these securities. Because such securities are difficult to value, particularly during erratic markets, the values realized upon the sale of such securities may differ from the values at which they are carried by the Fund. Securities of below investment grade quality are commonly referred to as "junk bonds." Securities in the lowest rating categories may be in poor standing or in default. Securities in the lowest investment grade category (BBB or Baa) have some speculative characteristics. See "Commercial Paper and Corporate Debt Ratings" below for more information concerning commercial paper and corporate debt ratings.

ZERO COUPON SECURITIES

         The Fund, when investing in "zero coupon" fixed income securities, is required to accrue interest income on these securities at a fixed rate based on the initial purchase price and the length to maturity, but these securities do not pay interest in cash on a current basis. The Fund is required to distribute the income on these securities to its shareholders as the income accrues, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

         Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

         The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. Government agencies.

         The Fund may invest in indexed securities called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term market interest rates increase and increase as short-term market rates decline. Such securities have the effect of providing a degree of investment leverage, since they will generally increase or decrease in value in response to changes in market interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate securities.

         The Fund may invest in inflation indexed securities, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal value which has been adjusted for inflation.

         Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of certain bonds (e.g., U.S. Treasury inflation indexed bonds), even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Fund may invest in bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

         The value of inflation indexed bonds is expected to fluctuate in response to changes in real interest rates, which are in turn tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds.

         Although these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may result in a decline in value. If interest rates rise due to reasons other than inflation (such as changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

         The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

         Coupon payments received by the Fund from inflation indexed bonds will be includable in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

         The Fund's investments in indexed securities, including inflation indexed securities, may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

STRUCTURED NOTES

         Similar to indexed securities described above in "Indexed Securities," structured notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator. The value of the principal of and/or interest on structured notes is determined by reference to changes in the value of a specific asset, reference rate, or index (the reference) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the applicable reference. The terms of the structured note may provide that in certain circumstances no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be positively or negatively indexed, so that appreciation of the reference may produce an increase or a decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rate or the value of the structured note at maturity may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such note may be very volatile.

         Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities.

CERTAIN RISKS OF FOREIGN INVESTMENTS

         GENERAL. Investment in foreign issuers or securities principally traded overseas may involve certain special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in these foreign countries. Special tax considerations also apply to securities of foreign issuers and securities principally traded overseas.

         EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the U.S. and developed foreign markets. In addition, the securities markets of emerging countries may be subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations also has been extremely limited, and any such enforcement may be arbitrary and results difficult to predict with any degree of certainty. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries in which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund's income from such securities. Finally, because publicly traded debt instruments of emerging markets represent a relatively recent innovation in the world debt markets, little historical data or related market experience exists concerning the attributes of such instruments under all economic, market, and political conditions.

         In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments exist that could affect investments in those countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in such countries, or, in the case of fixed-income securities, interest thereon.

SECURITIES LENDING

         The Fund may make secured loans of portfolio securities. The Manager intends to limit the portfolio securities on loan at a given time to not more than one-third of the Fund's total assets. The risks in lending portfolio securities, as with other extensions of credit, consist of the risk of loss with respect to the investment of the collateral and the risks of delay in recovery of the securities or loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Manager to be of relatively high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously collateralized by cash or liquid securities at least equal at all times to the market value of the securities lent. Those loans also may be collateralized by shares of other investment companies. If the loan is collateralized by U.S. Government Securities, the Fund will receive a fee from the borrower. In the case of loans collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that is expected to be only a portion of the earnings on the collateral. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund also pays various fees in connection with such loans including shipping fees and reasonable custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to such income. See "Taxes" below for further discussion of qualified dividend income.

CONVERTIBLE SECURITIES

         A convertible security is a security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to similar non-convertible securities. Convertible securities provide, through their conversion feature, an opportunity to participate in capital appreciation resulting from a market price advance in a convertible security's underlying common stock. The price of a convertible security is influenced by the market value of the underlying common stock and tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. The Manager regards convertible securities as a form of equity security.

WARRANTS AND RIGHTS

         The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise of the warrant or right, a security of the issuer based on the conversion value of the security at the time of exercise. The Fund will normally use warrants and rights in a manner similar to its use of options on securities as described in "Futures and Options" below. The risks of the Fund's use of warrants and rights are generally similar to those relating to its use of options as described below in "Futures and Options." Unlike most options, however, warrants and rights are issued in limited amounts and generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish to do.

FUTURES AND OPTIONS

         The Fund may use futures and options for hedging purposes, as a substitute for direct investment in securities, or as a way to efficiently adjust the exposure of the Fund to various securities, markets, and currencies without the Fund actually having to sell current assets and make new investments. Such transactions may involve options, futures, and related options on futures contracts, and those instruments may relate to particular equity and fixed income securities, equity and fixed income indexes, and foreign currencies. The Fund may also enter into a combination of long and short positions (including spreads and straddles) for a variety of investment strategies, including protecting against changes in certain yield relationships.

         The use of futures contracts, options contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of futures, options, and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. Losses incurred in transactions in futures, options, and options on futures and the costs of these transactions will affect the Fund's performance.

         The Fund may enter into options and futures contracts and buy and sell options on futures contracts for hedging purposes. For example, if the Fund wants to hedge certain of its fixed income securities against a decline in value resulting from a general increase in market rates of interest, it might sell futures contracts with respect to fixed income securities or indexes of fixed income securities. If the hedge is effective, then should the anticipated change in market rates cause a decline in the value of the Fund's fixed income security, the value of the futures contract should increase. The Fund may also use futures contracts in anticipatory hedge transactions by taking a long position in a futures contract with respect to a security, index or foreign currency that the Fund intends to purchase (or whose value is expected to correlate closely with the security or currency to be purchased) pending receipt of cash from other transactions to be used for the actual purchase. Then if the cost of the security or foreign currency to be purchased by the Fund increases and if the anticipatory hedge is effective, that increased cost should be offset, at least in part, by the value of the futures contract. Options on futures contracts may be used for hedging as well. For example, if the value of a fixed-income security in the Fund's portfolio is expected to decline as a result of an increase in rates, the Fund might purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, for anticipatory hedging, the Fund may purchase call options or write put options as a substitute for the purchase of futures contracts.

FOREIGN CURRENCY TRANSACTIONS

         The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for currency risk management, which may include taking active currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark.

         Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. Options on currency futures contracts give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period.

         The Fund may enter into forward contracts for hedging under three circumstances. First, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transaction, the Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received.

         Second, when the Manager of the Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Maintaining a match between the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

         Third, the Fund may engage in currency "cross hedging" when, in the opinion of the Manager, the historical relationship among foreign currencies suggests that the Fund may achieve the same protection for a foreign security at reduced cost through the use of a forward foreign currency contract relating to a currency other than the U.S. dollar or the foreign currency in which the security is denominated. By engaging in cross hedging transactions, the Fund assumes the risk of imperfect correlation between the subject currencies. These practices may present risks different from or in addition to the risks associated with investments in foreign currencies.

         The Fund is not required to enter into hedging transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Manager. By entering into the above hedging transactions, the Fund may be required to forego the benefits of advantageous changes in the exchange rates.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

         The Fund will enter into swap contracts (including interest rate swap contracts) for investment purposes. When using swaps contracts for hedging, the Fund may enter into an interest rate, currency, or total return swap, as the case may be, on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities.

         SWAP CONTRACTS. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange returns (or differentials in rates of return) calculated with respect to a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index.

         INTEREST RATE AND CURRENCY SWAP CONTRACTS. Interest rate swaps involve the exchange of the two parties' respective commitments to pay or receive interest on a notional principal amount (e.g., an exchange of floating rate payments for fixed rate payments). Currency swaps involve the exchange of the two parties' respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Japanese yen).

         INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same purposes or similar purposes as they use interest rate futures contracts and related options. Interest rate caps, floors, and collars are similar to interest rate swap contracts because the payment obligations are measured by changes in interest rates as applied to a notional amount and because they are individually negotiated with a specific counterparty. The purchase of an interest rate cap entitles the purchaser, to the extent that a specific index exceeds a specified interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. The purchase of an interest rate collar entitles the purchaser, to the extent that a specified index exceeds or falls below two specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate collar. The Fund's use of interest rate caps, floors, and collars for the same or similar purposes as those for which they use futures contracts and related options presents the same risks and similar opportunities as those associated with futures and related options.

         TOTAL RETURN SWAPS. The Fund may generally use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

         CREDIT DEFAULT SWAPS. The Fund may (but is not obligated to) use credit default swaps for investment purposes. In a credit default swap, one party pays what is, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by a third party on its obligations.

When using credit default swaps for investment purposes, the Fund receives the premium referenced above, and, in return, is obligated to pay to the swap counterparty the par (or other agreed-upon) value of certain bonds or loans upon issuer default (or similar events).

     RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS AND OTHER TWO-PARTY CONTRACTS. The Fund may only close out a swap, cap, floor, collar, or OTC option with the particular counterparty. Also, if the counterparty defaults, the Fund will have contractual remedies pursuant to the agreement related to the transaction, but no assurance can be given that contract counterparties will be able to meet their obligations pursuant to such contracts or that, in the event of default, the Fund will succeed in enforcing contractual remedies. Documentation risk may also exist, including the risk that the parties may disagree as to the proper interpretation of the terms of a contract. If such a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under swap contracts, OTC options, and other two-party contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. The Manager tracks the creditworthiness of counterparties in swaps, forwards, and options. Typically, the Fund will enter into these transactions only with counterparties with long-term debt ratings of A or higher (by Standard & Poor's or Moody's Investors Service, Inc. ("Moody's") or if the counterparty has comparable credit, as determined by the Manager) at the time of entering into such transactions. However, short-term derivatives may be entered into with counterparties that do not have long-term debt ratings, but with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's. The credit of the counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital. The management of caps, floors, collars, and swaps may involve certain difficulties because the characteristics of many derivatives have not been observed under all market conditions or through a full market cycle.

         ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS AND INTEREST RATE AND CURRENCY SWAP CONTRACTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

REPURCHASE AGREEMENTS

         The Fund may enter into repurchase agreements with banks and broker-dealers by which the Fund acquires a security (usually an obligation of the government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed-on price and date. The resale price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for the Fund to earn a return on temporarily available cash at no market risk, although there is a risk that the seller may default in its obligation to pay the agreed-upon sum on the redelivery date. Such a default may subject the Fund to expenses, delays and risks of loss including: (i) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) inability to enforce rights and the expenses involved in attempted enforcement.

ILLIQUID SECURITIES

         The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements, and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

         Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

         For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

         PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities may include certain securities of private issuers, investments in securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to restrictions on resale either as a matter of contract or under federal securities laws. Because relatively few potential purchasers for such securities may exist, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such securities when the Manager believes it advisable to do so or may be able to sell such securities only at prices lower than those that could be obtained if such securities were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Fund to sell them promptly at an acceptable price.

         While private placements may offer attractive opportunities for investment not otherwise available on the open market, the securities so purchased are often "restricted securities", that is, securities that cannot be sold to the public without registration under the Securities Act of 1933 or pursuant to an exemption from registration (such as Rules 144 or 144A), or that are "not readily marketable" because they are subject to other legal or contractual restrictions on resale. The Fund may have to bear the extra expense of registering such securities for resale and the risk of substantial delay in effecting such registration. The Fund may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 when selling these securities to the public, and in such event, the Fund may be liable to purchasers of such securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading.

         At times, the inability to sell private placements and restricted investments in the public market can make it more difficult to determine the fair value of such securities for purposes of computing the Fund's net asset value. The judgment of the Manager may at times play a greater role in valuing these securities than in the case of publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

         The Fund may invest in shares of other investment companies, including both open- and closed-end investment companies (including money market funds and exchange-traded funds ("ETFs")). When making such an investment, the Fund will be indirectly exposed to all the risks of such investment companies. In general, the Fund will bear a pro rata portion of the other investment company's fees and expenses.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be obtained from the UIT or investment company issuing the securities or purchased in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). ETF shares traded in the secondary market may be purchased and sold at market prices when the exchanges are open. The market price may be higher or lower than the net asset value of the securities held by an ETF. The sale price and redemption price of ETF shares obtained from the investment company or UIT issuing the securities is derived from and based upon the securities held by that investment company or UIT. Accordingly, the level of risk involved in the purchase or sale of an ETF is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the price of ETFs is based on the net asset value of a basket of stocks. Certain ETFs have obtained an exemptive order from the Securities and Exchange Commission that allows mutual funds, like the Fund, to invest in them in excess of the limitations set forth in Section 12(d)(1)(A) of the 1940 Act, subject to various conditions and undertakings.

                               USES OF DERIVATIVES

INTRODUCTION AND OVERVIEW

         DERIVATIVE POLICIES. This overview provides a general introduction to the principal ways in which the Fund may use derivatives.

         FUNCTION OF DERIVATIVES IN THE FUND. The Fund may use financial derivatives to implement investment decisions. The types of derivatives employed will include swaps and may include futures, options, forward contracts and, periodically, structured notes. These instruments may be exchange-traded or over-the-counter products. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

         DERIVATIVE EXPOSURE. To the extent the Fund uses derivatives, swaps, bond futures, currency options, forwards, and other derivatives would be the primary means of obtaining market exposure. The Fund expects to make substantial use of swaps.

         COUNTERPARTY CREDITWORTHINESS. The Manager tracks the creditworthiness of counterparties in swaps, forwards, and options. Typically, the Fund will enter into these transactions only with counterparties with long-term debt ratings of A or higher by either Standard & Poor's or Moody's at the time of contract. However, short-term derivatives may be entered into with counterparties that do not have long-term debt ratings, but with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's. (See "Commercial Paper and Corporate Debt Ratings" for an explanation of short-term ratings.) In addition to checking agency ratings to assess creditworthiness, the Manager also considers news reports and market activity, such as the levels at which a counterparty's long-term debt is trading. Furthermore, the Manager monitors the amount of credit extended to any one counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the various exposures that the Fund has to over-the-counter counterparties. Additionally, the Manager may negotiate collateral arrangements with a counterparty in order to further reduce the Fund's exposure to such counterparty.

         DERIVATIVES IN THE FUND. The Fund will use derivatives for investment and may employ derivatives for hedging and risk management.

     - Investment: The Fund will use derivative instruments (particularly long swap contracts, related options and long futures contracts) in place of investing directly in securities. Because a foreign derivative generally only provides the return of a foreign market in local currency terms, the Fund may purchase a foreign currency forward in conjunction with using derivatives to give the effect of investing directly.

     - Hedging: The Fund may use derivative instruments to hedge against a market or credit risk already generally present in the Fund. In addition, if the Fund receives significant cash, the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until direct investments can be made efficiently.

     - Risk Management: The Fund may use options, futures, and related options as well as swap contracts to adjust the weight of the Fund to a level the Manager believes is the optimal exposure to individual countries and issuers. The Fund may from time to time use such derivative transactions as a precursor to actual sales and purchases.

     - Foreign Currency: Forward sales and purchases of foreign currency contracts may be used to: (1) take active overweighted and underweighted positions in particular bond markets and currencies relative to the Fund's performance benchmark, if any; (2) hedge currency exposure embedded in foreign securities; (3) buy currency in advance to settle security purchases; (4) cross-hedge currency risks; and (5) create synthetic foreign bonds in conjunction with bond futures.

     - Other Uses of Swaps: The Fund may employ additional strategies to help implement the Fund's investment strategies. As an example, the Fund may use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive.

     - Leverage: The Fund is not specifically limited with respect to the extent to which derivatives may be used or with respect to the absolute face value of the derivative positions. As a result, to the extent the Fund engages in derivatives transactions, it will typically be leveraged if measured in terms of aggregate exposure of its assets. However, to the extent the Fund engages in derivatives transactions, the Manager will seek to manage the effective market exposure of the Fund by controlling the projected "tracking error" relative to a designated performance benchmark. "Tracking error" is a measure of the risk of the Fund's portfolio return relative to that performance benchmark. It is a calculation of the standard deviation of the returns of the Fund's portfolio less the performance benchmark.

USE OF DERIVATIVES BY THE FUND

     TYPES OF DERIVATIVES USED BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

     - Futures contracts and related options on bonds as well as baskets or indexes of securities

     -   Options on bonds and other securities

     - Swap contracts, including interest rate swaps, total return swaps, and credit default swaps

     -   Structured notes

     USES OF DERIVATIVES BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

Hedging

         Traditional Hedging: The Fund may use bond futures, related options, bond options, and swap contracts to hedge against a market or credit risk already generally present in the Fund.

         Anticipatory Hedging: If the Fund receives or anticipates receiving significant amounts of cash (through purchase transactions or otherwise), the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until such time as direct investments can be made efficiently. Conversely, if the Fund receives or anticipates receiving significant shareholder redemptions (or otherwise has a significant need for cash), the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in an orderly fashion.

Investment

         The Fund is not limited with respect to the extent to which derivatives may be used or with respect to the absolute face value of its derivative positions. As a result, to the extent the Fund engages in derivatives transactions, the Fund may be leveraged in terms of aggregate exposure of its assets. However, to the extent the Fund engages in derivatives transactions, the Manager may seek to manage the effective market exposure of the Fund by controlling the projected tracking error relative to a designated performance benchmark.

         The Fund may use derivative instruments (particularly long futures contracts, related options, and long swap contracts) in place of investing directly in securities. Because a foreign derivative generally only provides the return of a foreign market in local currency terms, the Fund may purchase a foreign currency forward in conjunction with using derivatives to give the effect of investing directly.

Risk Management

         The Fund may use options, futures, and related options as well as swap contracts to adjust the weight of the Fund to a level the Manager believes is the optimal exposure to individual countries and issuers. The Fund may from time to time use such transactions as a precursor to actual sales and purchases.

Other Uses

         In general, the Fund may use total return swaps and credit default swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively. With credit default swaps, the Fund receives what is, in effect, an insurance premium, and, in return, is obligated to pay the par (or other agreed-upon) value of certain bonds or loans upon issuer default (or similar events).

         Many of the debt instruments in which the Fund may invest may not be available with precisely the duration or other interest rate terms that the Manager would prefer. The Manager may decide to alter the interest rate exposure of these debt instruments by employing interest rate swaps. The Fund can then maintain its investment in the credit of the issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and the counterparties swap interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.

  FOREIGN CURRENCY DERIVATIVE TRANSACTIONS USED BY THE FUND

-   Buying and selling spot currencies

-   Forward foreign currency contracts

-   Currency futures contracts and related options

-   Options on currencies

-   Currency swap contracts

     USES OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Hedging

         Traditional Hedging: The Fund may effect foreign currency transactions
- generally short forward or futures contracts - to hedge the risk of foreign currencies represented by its securities investments back into the U.S. dollar. The Fund is not required to hedge any of the currency risk obtained by investing in securities denominated in foreign currencies.

         Anticipatory Hedging: If the Fund enters into a contract for the purchase or anticipates the need to purchase a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or through currency forwards or futures.

         Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

         The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index in order to create synthetic foreign currency denominated securities.

Risk Management

         Subject to the certain limitations, the Fund may use foreign currency transactions for risk management, which will permit the Fund to have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. This foreign currency exposure may include long and short exposure to particular currencies beyond the amount of the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

         The following are Fundamental Investment Restrictions, which may not be changed without shareholder approval:

         1. The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or high grade debt securities equal in value to its obligations in respect of these transactions.

                  Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. Government Securities or other appropriate assets equal in value to its obligations in respect of these transactions.

         2. The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

         3. The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

         4. The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund's total assets.

         5. The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

         6. The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

         7. The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any borrowing permitted by Fundamental Restriction (1) above; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

         The following are Non-Fundamental Investment Restrictions, which may be changed by the Trustees without shareholder approval:

         1. The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

         2. The Fund may not make an investment for the purpose of gaining control of a company's management.

         3. The Fund may not invest more than 15% of net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the Federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

                  Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

                  For so long as the SEC maintains the position that most swap contracts, reverse equity swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

         Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

         The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional

Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth in the "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

         The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

         The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." It is the Fund's policy to declare and pay any distributions in the sole discretion of the Trustees. For distribution and federal income tax purposes, a portion of the premiums from certain expired call or put options written by the Fund, net gains from certain closing purchase and sale transactions with respect to such options, and a portion of net gains from other options and futures transactions are treated as short-term capital gain (i.e., gain from the sale of securities held by the Fund for 12 months or less).

                                      TAXES

         This discussion summarizes certain U.S. federal income tax considerations. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury Regulations ("Treasury Regulations"), Internal Revenue Service ("Service") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. Shareholders of the other Funds of the Trust that invest in the Fund should consult the prospectuses and statements of additional information of those Funds for a discussion of the tax consequences to them.

TAX STATUS OF THE FUND

         The Fund is treated as a partnership for federal income tax purposes. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in Treasury Regulations.

         As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each shareholder in the Fund will be required to report separately its distributive share of items of the Fund's income, gain, losses, deductions and credits on the shareholder's own income tax return.

Each shareholder will be required to report its distributive share of such items regardless of whether the shareholder has received or will receive corresponding distributions of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

         The amount of tax due, if any, with respect to gains and income of the Fund will be determined separately for each shareholder of the Fund. The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of such shareholder's own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

         TAX ALLOCATIONS. For U.S. federal income tax purposes, the Fund will allocate taxable income, gain, loss, deductions and credits of the Fund to each shareholder in accordance with the economics of the Fund, as determined in the discretion of the Manager. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for taxes purposes. The Manager, in consultation with the Fund's tax adviser, is authorized to interpret and apply and, if necessary, vary the tax allocation provisions so as to comply with Sections 704 and 706 of the Code and applicable Treasury Regulations.

         If the allocation method used by the Fund were not respected for U.S. Federal income tax purposes, a shareholder could be required to recognize more or less taxable income than the shareholder was allocated by the Fund. The Manager has the discretion to make special allocations of income or loss for U.S. federal income tax purposes to shareholders who redeem all or part of their capital account. There can be no assurance that, if this special allocation is made, the IRS will accept such allocation. If such allocation is successfully challenged by the IRS, the gains allocable to the remaining shareholders could be increased.

 CURRENT DISTRIBUTIONS BY THE FUND; REDEMPTION OF FUND SHARES

         CURRENT DISTRIBUTIONS. A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

A shareholder generally will not be required to recognize gain (or be permitted to recognize loss) if the shareholder receives a distribution of assets in kind from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest in the Fund, the shareholder will take the distributed assets with a tax basis equal to the lower of (i) the Fund's tax basis in the distributed assets and (ii) the shareholder's tax basis in its interest in the Fund. The tax law generally requires partners in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. The Manager intends to operate the Fund so that it will qualify as an "investment partnership," although there can be no assurance that it will be successful in this regard. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such shareholder contributes only cash and certain other liquid property to the Fund. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. Shareholders should consult their own tax advisers regarding the tax treatment of distributions and redemption proceeds, including the tax treatment of distributions of assets in kind.

         COMPLETE REDEMPTION OF A SHAREHOLDER'S INTEREST IN THE FUND. Generally, a distribution or series of distributions by the Fund to a shareholder that results in complete redemption of that shareholder's shares in the Fund will result in gain to the shareholder only to the extent that the amount of money distributed, if any, exceeds the shareholder's adjusted basis in its Fund shares. Any gain or loss realized upon a withdrawal generally will be treated as long-term capital gain or loss if all of the shares have been held as a capital asset for more than 12 months. Otherwise, such capital gain or loss will be short-term. However, a shareholder will recognize ordinary income to the extent such shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder receiving a cash non-liquidating distribution (e.g., in connection with a repurchase of a portion of the shareholder's shares in the Fund) will recognize gain and income in a similar manner but only to the extent that the amount of the distribution exceeds such shareholder's adjusted tax basis of its interests.

         A shareholder will take a transferred basis in any property distributed by the Fund (up to the amount of that shareholder's basis in the Fund), in which case the shareholder's basis in its Fund shares will be reduced by the transferred basis of the distributed property.

         When only cash and unrealized receivables are distributed, a shareholder will recognize loss to the extent that the shareholder's adjusted basis in its Fund shares exceeds the amount of cash distributed and the transferred basis of any unrealized receivables distributed from the Fund. Any gain or loss recognized as a result of such distributions will be considered gain or loss from the redemption or sale of the shareholder's Fund shares and generally will be capital gain or loss that will be ordinary income to the extent of the shareholder's share of the Fund's items of ordinary receivables (like market discount).

         As indicated above, the Fund will have the discretion to make special allocations of items of income, gain, loss, deduction and credit for U.S. federal income tax purposes to a withdrawing shareholder. This allocation could result in a withdrawing shareholder recognizing more income, including income taxed at ordinary income rates, in the shareholder's last year in the Fund, than the shareholder otherwise would have recognized if such allocation had not taken place.

TAX TREATMENT OF CAPITAL GAINS AND LOSSES

         CHARACTER AND TIMING OF INCOME. The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains, taxable at reduced rates for shareholders taxed as individuals, although some or all of the taxable losses, if any, realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments, may result in the Fund being subject to special tax rules that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses.

         If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

         CASH/INCOME DIFFERENCES. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder may incur income tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

TAX DETERMINATIONS AND ELECTIONS

The Manager is authorized to make, on behalf of the Fund, all tax determinations and elections in its sole discretion, including an election under Section 754 of the Code to adjust the basis of Fund property upon distributions or transfers of shares. UNDER SECTION 754 OF THE CODE, A PARTNERSHIP HAS THE OPTION TO MAKE AN ELECTION TO ADJUST THE BASIS OF THE PARTNERSHIP'S ASSETS IN THE EVENT OF A DISTRIBUTION OF PARTNERSHIP PROPERTY TO A PARTNER, OR A TRANSFER OF A PARTNERSHIP INTEREST. THIS OPTIONAL ADJUSTMENT COULD EITHER INCREASE OR DECREASE THE VALUE OF A PARTNERSHIP INTEREST TO THE TRANSFEREE DEPENDING ON THE RELEVANT FACTS BECAUSE THE ELECTION UNDER SECTION 754 WOULD INCREASE OR DECREASE THE BASIS OF THE PARTNERSHIP'S ASSETS FOR THE PURPOSE OF COMPUTING THE TRANSFEREE'S DISTRIBUTIVE SHARE OF PARTNERSHIP INCOME, GAINS, DEDUCTIONS, AND LOSSES. THE PARTNERSHIP MUST MAKE THIS ADJUSTMENT (1) ON A TRANSFER OF A PARTNERSHIP INTEREST IF IMMEDIATELY FOLLOWING THE TRANSFER.

THE ADJUSTED TAX BASIS OF THE PARTNERSHIP'S PROPERTY EXCEEDS ITS FAIR MARKET VALUE BY MORE THAN $250,000, OR (2) ON A DISTRIBUTION OF PROPERTY IF THE ADJUSTMENT RESULTS IN A BASIS REDUCTION OF THE PARTNERSHIP'S REMAINING ASSETS OF MORE THAN $250,000.

         THERE CAN BE NO ASSURANCE THAT THE GENERAL PARTNER WILL MAKE THE OPTIONAL ELECTION UNDER CODE SECTION 754 BECAUSE (1) ONCE MADE, THE ELECTION CANNOT BE REVOKED WITHOUT OBTAINING THE IRS'S CONSENT; (2) THE ELECTION MAY NOT NECESSARILY BE ADVANTAGEOUS TO ALL INVESTORS; AND (3) ACCOUNTING COMPLEXITIES RESULT FROM HAVING EITHER ELECTION IN EFFECT.

         The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders. The Board of Trustees shall designate a "Tax Matters Partner" of the Fund and such Tax Matters Partner shall have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. In addition, the Tax Matters Partner shall have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

         The Fund's investments, if any, in mortgage-backed and asset-backed securities, assets "marked to the market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

         The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. Application of the "wash sales" rules to the transactions of the Fund would cause all or a portion of any loss realized upon a taxable disposition of securities held (directly or indirectly) by a shareholder of the Fund to be disallowed if substantially identical securities were purchased within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

TAX-EXEMPT SHAREHOLDERS

         The Code imposes a tax on the "unrelated business taxable income" ("UBTI") of certain tax-exempt organizations. Income from certain types of investments made by the Fund may be treated as UBTI and subject to tax when allocated to tax-exempt shareholders. In addition, if and to the extent that the Fund borrows in connection with the acquisition of any investment, a portion of the income from such debt-financed property will be subject to the tax on UBTI. The Fund may make investments in assets the income from which gives rise to UBTI or may borrow in connection with the acquisition of an investment.

POTENTIAL LIMITATIONS ON THE USE OF LOSSES AND THE DEDUCTIBILITY OF EXPENSES

         The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

         Certain expenses of the Fund, including management fees paid by the Fund to the Manager, are expected to be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. For U.S. federal income tax purposes, individuals and certain trusts or estates that hold interests (directly or through a partnership, Subchapter S corporation or grantor trust) may deduct such expenses in a taxable year only to the extent that their aggregate miscellaneous itemized deductions for the year exceed 2% of their adjusted gross incomes for the year. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation-adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). The U.S. Treasury Department has issued regulations prohibiting the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the management fee paid by the Fund. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. Pursuant to tax legislation enacted in 2001, for tax years beginning after December 31, 2005, the 3.0% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation will expire and this limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts tax legislation providing otherwise. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply.

         Interest on amounts borrowed to acquire or carry investment assets (which may include all or part of a shareholder's share of the Fund's interest expense and/or interest on debt incurred to make an investment in the Fund) is expected to be investment interest and therefore is expected to be deductible only to the extent of the shareholder's investment income.

WITHHOLDING TAXES AND NON-U.S. INVESTMENTS

         The Fund may make investments that subject the Fund and/or the shareholders of the Fund directly or indirectly to taxation and/or tax-filing obligations in jurisdictions outside of the United States, including withholding taxes on dividends, interest and capital gains. Such non-U.S. taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, though claiming such benefit may require the shareholder to file a tax return in the applicable country. Some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable limitations, a shareholder of the Fund may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any non-U.S. tax incurred by the Fund, including withholding taxes, so long as such non-U.S. tax qualifies as a creditable income tax under the applicable Treasury Regulations. Alternatively, a shareholder may elect to deduct its share of such non-U.S. taxes for U.S. federal income tax purposes.

         The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder shall be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment shall be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, shall be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan shall bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

         A shareholder of the Fund may be subject to certain reporting requirements that may require such shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers.

         A shareholder of the Fund also may be required to report transfers by the Fund to a non-U.S. corporation if the shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the shareholder and persons related to the shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current Treasury Regulations, this reporting must be made by the Fund's shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

NON-U.S. CURRENCY TRANSACTIONS

         The Fund may engage in transactions where the portion of the gain or loss attributable to currency fluctuations will be treated as ordinary gain or loss. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Code Section 988 transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Code Section 988 transaction.

BACKUP WITHHOLDING

         The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

TAX SHELTER REPORTING REGULATIONS

         The Fund may engage in transactions or make investments that would subject the Fund, its shareholders that are obliged to file U.S. tax returns, and/or their advisers to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the Service, including to the Service's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds (including foreign currency losses), that result in large tax credits from assets held for 45 days or less, that result in the existence of significant book-tax differences, or that are offered under conditions of confidentiality. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a Code Section 988 currency transaction exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, a shareholder may have disclosure obligations with respect to its interest in the Fund if the shareholder (or the Fund in certain cases) participates in a reportable transaction.

         SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THEIR OBLIGATION TO REPORT OR DISCLOSE TO THE SERVICE INFORMATION ABOUT THEIR INVESTMENT IN THE FUND AND PARTICIPATION IN THE FUND'S INCOME, GAIN, LOSS OR DEDUCTION WITH RESPECT TO TRANSACTIONS OR INVESTMENTS SUBJECT TO THE TAX SHELTER RULES. In addition, pursuant to the Tax Shelter Rules, the Fund may provide to its advisers identifying information about the Fund's shareholders and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its advisers may disclose this information to the Service upon its request. There is also legislation currently pending, possibly with retroactive effect, that would expand the scope of these reporting and disclosure rules and that would impose significant penalties for failure to comply with these rules.

NO TAX BENEFITS EXPECTED

         Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

STATE AND LOCAL TAXES AND FILING REQUIREMENTS

         A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund itself may be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund.

CERTAIN TAX CONSIDERATIONS FOR NON-U.S.  SHAREHOLDERS

         An investment in the Fund by a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust may subject such non-U.S. investors to U.S. federal, state and local income taxation on such investment and may require such non-U.S. investors to file U.S. federal, state and local income tax returns.

SUMMARY; LAWS SUBJECT TO CHANGE

         This section relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Adviser, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

         The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. The term of office for each Trustee is until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of a successor, or until such Trustee sooner dies, resigns, or is removed as provided in the governing documents of the Trust. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. The term of office for each officer is until their successor is elected and qualified to carry out the duties and responsibilities of their office, or until he or she resigns or is removed from office.

                                                                PRINCIPAL             NUMBER OF
NAME, DATE OF BIRTH, AND                                      OCCUPATION(S)         PORTFOLIOS IN
  POSITION(S) HELD                                            DURING PAST 5          FUND COMPLEX         OTHER
   WITH THE TRUST               LENGTH OF TIME SERVED             YEARS               OVERSEEN      DIRECTORSHIPS HELD
   --------------               ---------------------             -----             -------------   ------------------
NON-INTERESTED
TRUSTEES
Jay O. Light                    Since May 1996               Professor of                42                *(1)
Trustee                                                      Business
DOB: 10/03/1941                                              Administration
                                                             and Senior
                                                             Associate Dean,
                                                             Harvard
                                                             University.

--------------------
         (1) Mr. Light is a director of Harvard Management Company, Inc. and Security Capital European Realty. Neither of these companies has a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of that Act and neither of these companies is a registered investment company.

Donald W. Glazer, Esq.       Since December  2000               Consultant--Business          42               None
Trustee                                                         and Law(2); Vice Chair
DOB:  07/26/1944                                                (since 2002) and
                                                                Secretary, Provant,
                                                                Inc.; Author of
                                                                Legal Treatises.

INTERESTED TRUSTEE

R. Jeremy Grantham(3)        Chairman of the Board of           Member, Grantham, Mayo,       42             None
Chairman of the Board of     Trustees since September 1985;     Van Otterloo & Co. LLC.
Trustees                     President from February 2002 -
DOB:  10/06/1938             October 2002;
                             President-Quantitative from
                             September 1985 - February 2002

OFFICERS

                                  POSITION(S) HELD
    NAME AND DATE                       WITH                 LENGTH              PRINCIPAL OCCUPATION(S)
       OF BIRTH                      THE TRUST           OF TIME SERVED            DURING PAST 5 YEARS
       --------                      ---------           --------------            -------------------
Scott Eston                     President and Chief   President and Chief   Chief Financial Officer, Chief
DOB:  01/20/1956                Executive Officer     Executive Officer     Operating Officer (2000-present)
                                                      since October 2002;   and Member, Grantham, Mayo, Van
                                                      Vice President from   Otterloo & Co. LLC.
                                                      August 1998 -
                                                      October 2002.

----------------------------------
         (2) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2003 and December 31, 2002, these entities paid $469,752.50 and $450,140.62, respectively, in legal fees and disbursements to Goodwin.

         (3) Trustee is deemed to be an "interested person" of the Trust, as defined by the 1940 Act, because of his affiliation with the Trust's Manager.

Susan Randall Harbert           Chief Financial       Chief Financial       Member, Grantham, Mayo, Van
DOB:  04/25/1957                Officer and           Officer since         Otterloo & Co. LLC.
                                Treasurer             February 2000;
                                                      Treasurer since
                                                      February 1998.

Brent C. Arvidson               Assistant Treasurer   Since August 1998.    Senior Fund Administrator,
DOB:  06/26/1969                                                            Grantham, Mayo, Van Otterloo &
                                                                            Co. LLC.

Sheppard N. Burnett             Assistant Treasurer   Since September       Vice President, Director of Tax,
DOB: 10/24/1968                                       2004.                 Columbia Management Group
                                                                            (2002-2004) and Senior
                                                                            Tax Manager (2000-2002)
                                                                            and Tax Manager (1999-2000),
                                                                            PricewaterhouseCoopers.

Scott D. Hogan                  Chief Compliance      Since October 2004.   Legal Counsel, Grantham, Mayo,
DOB: 01/06/1970                 Officer                                     Van Otterloo & Co. LLC
                                                                            (2000-2004) and Senior Legal
                                                                            Product Specialist, Scudder Kemper
                                                                            Investments, Inc. (1999-2000).

William R. Royer,  Esq.         Vice President and    Vice President        General Counsel, Anti-Money
DOB: 07/20/1965                 Clerk                 since February        Laundering Reporting Officer
                                                      1997; Clerk since     (July 2002-February 2003) and
                                                      March 2001, May       Member, Grantham, Mayo, Van
                                                      1999 - August 1999.   Otterloo & Co. LLC.

Elaine M. Hartnett, Esq.        Vice President and    Vice President        Associate General Counsel, (June
DOB: 02/18/1945                 Secretary             since August 1999;    1999 - present).
                                                      Secretary since
                                                      March 2001.

Julie L. Perniola               Vice President and    Since February 2003.  Anti-Money Laundering Reporting
DOB:  10/07/1970                Anti-Money                                  Officer (February 2003- present)
                                Laundering                                  and Compliance Officer,
                                Compliance Officer                          Grantham, Mayo, Van Otterloo &
                                                                            Co. LLC.

         TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the business of the Trust, an open-end management investment company, is managed by the Trustees, and the Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove from their number members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove from their number members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

         The Board of Trustees has two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. The Independent Trustees/Audit Committee assists the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The responsibilities of the committee are as follows: perform the specific tasks assigned to the independent Trustees pursuant to the 1940 Act, including periodic consideration of the investment management contracts of the Trust; oversee the audit process for the Trust and consider any questions raised by the independent auditors concerning the financial reporting process, internal controls, and compliance procedures of the Trust; select and nominate candidates to serve as independent Trustees of the Trust; review on a periodic basis the governance structures and procedures of the Trust; review proposed resolutions of conflicts of interest that may arise in the business of the Trust and may have an impact on the shareholders of the Trust; and oversee matters requiring independent oversight of the Trust on behalf of the shareholders of the Trust. Shareholders may recommend trustee nominees to the Independent Trustees/Audit Committee to fill any vacancies that may occur in the Board by sending such recommendations to the Secretary of the Trust. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the Independent Trustees/Audit Committee. During the fiscal year ended February 29, 2004, the Independent Trustees/Audit Committee held eight meetings.

         The Pricing Committee determines the fair value of the Trust's securities or other assets under certain circumstances, as described in the GMO Trust Pricing Policies adopted by the Board, as amended from time to time (the "Procedures"). To fulfill its responsibilities and duties the Pricing Committee periodically reviews the Procedures with the Manager and recommends changes (including the establishment of new pricing methodologies), if any, to the Board, and meets on an as-needed basis to determine the fair value of the Trust's securities or other assets, as described in the Procedures. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the Pricing Committee; Mr. Grantham, the interested trustee, is an alternate member of the Pricing Committee. During the fiscal year ended February 29, 2004, the Pricing Committee held six meetings.

         In determining to approve the Fund's investment management contract, the Trustees considered a number of factors relevant to the interests of the shareholders of the Fund, considered separately from the other GMO Trust funds, but giving due consideration to the common interests between the Fund and the other GMO Trust funds. To this end, the Trustees considered information they obtained from meetings over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel who would be providing services under that contract. See "Management, Organization, Capital Structure - Management of the Trust" in the Private Placement Memorandum and "Management of the Trust - Officers" above. The Trustees also considered the business reputation of the Manager and its financial resources and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the contract.

         The Trustees received information concerning the investment philosophy and investment process to be applied by the Manager in managing the Fund. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum. In connection with that information, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The Trustees concluded that the Manager's investment process, research capabilities, and philosophy were well suited to the Fund, given the Fund's investment objectives and policies.

         The Trustees considered the scope of the services to be provided by the Manager to the Fund under the investment advisory contract. The Trustees noted that the standard of care set forth in the contract was comparable to that found in most mutual fund investment advisory contracts. See "Investment Advisory and Other Services" below. The Trustees concluded that the scope of the Manager's services to the Fund was consistent with the Fund's operational requirements, including, in addition to seeking to achieve the Fund's investment objectives, compliance with the Fund's investment restrictions, tax and reporting requirements, and related shareholder services.

         The Trustees considered the quality of the services (by comparison to other funds) to be provided by the Manager to the Fund. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Fund. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Fund with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading of its officers and employees) (see "Management of the Trust - Code of Ethics" below), the procedures by which the Manager allocates trades among its various investment advisory clients (see "Portfolio Transactions" below), the integrity of the systems in place to ensure compliance with the foregoing and the record of the Manager in these matters. The Trustees also received information concerning standards of the Manager with respect to the execution of portfolio transactions.

         The Trustees considered the Manager's management of non-advisory services to be provided by persons other than the Manager, considering, among other things, the Fund's estimated total expenses and the reputation of the Fund's other service providers. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum.

         The Trustees also considered the competence of the personnel responsible for managing the Fund, the support those personnel will receive from the Manager, the investment techniques to be used to manage the Fund, and the overall competence of the Manager.

         The Trustees also considered the fact that there would be no management fee payable under the contract. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives, which showed that the Fund's management fee and estimated actual expenses would be as low as or lower than those of the other funds. The Trustees also considered possible economies of scale to the Manager. For these purposes, the Trustees took into account the so-called "fallout benefits" to the Manager such as reputational value derived from serving as investment manager to the Fund.

         In addition, the Independent Trustees met on November 8, 2004 (a) to discuss the materials provided by the Manager for purposes of considering the Manager's proposal to establish the Fund as a new series of the Trust and the proposed new management contract between the Trust, on behalf of the Fund, and the Manager and (b) to meet with members of the Manager's fixed income division who would be responsible for the management of the Fund. At the conclusion of the meeting, the Independent Trustees delivered to the full Board of Trustees their recommendation to approve the management contract for the Fund. The Independent Trustees' decision to recommend the approval of the management contract for the Fund to the Board of Trustees is based on a number of factors, including the following: First, the Independent Trustees noted that the Fund would not be charged an advisory fee and that the Manager had agreed to reimburse certain of the Fund's direct expenses. Second, based on their meeting with the members of the Manger's fixed income division, the time and attention to be devoted by senior management to the Fund, their evaluation of the level of skill required to manage the Fund, and their consideration, as applicable, of information provided in connection with the annual contract renewals of the existing funds of GMO Trust in May and June 2004, the Independent Trustees expressed their belief that the quality of the Manager's personnel and the investment advice and administrative services they would provide to the Fund would be very high and appropriate to fulfill effectively the Manager's duties under the contract.

         Based on the foregoing, the recommendation of the Independent Trustees and the fact that the Fund would not be charged an advisory fee, the Trustees concluded that the scope and quality of the Manager's services would be sufficient, in light of the particular portfolio management techniques, resources brought to bear by the Manager, the competence of the Manager, the Manager's personnel and systems, and the financial resources of the Manager and determined to approve the management contract for the Fund.

 Trustee Fund Ownership

         The following table sets forth ranges of Trustees' direct beneficial share ownership in the Fund and in all funds of the Trust as of December 31, 2003.

                                                                                 AGGREGATE DOLLAR RANGE OF SHARES
                                                                                      DIRECTLY OWNED IN ALL
                                                   DOLLAR RANGE OF              FUNDS OF THE TRUST (WHETHER OR NOT
                                                 SHARES OF THE FUND                     OFFERED HEREUNDER)
         NAME                                      DIRECTLY OWNED*                     OVERSEEN BY TRUSTEE
         ----                                      ---------------                     -------------------
NON-INTERESTED TRUSTEES
Jay O. Light                                            None                                   None

Donald W. Glazer                                        None                              over $100,000

INTERESTED TRUSTEE
R. Jeremy Grantham                                      None                              over $100,000

*The Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.

         The following table sets forth ranges of Mr. Glazer's and Mr. Grantham's indirect beneficial share ownership in Funds of the Trust, as of December 31, 2003, by virtue of their direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                                                               AGGREGATE DOLLAR RANGE OF SHARES
                                                                                   INDIRECTLY OWNED IN ALL
                                                    DOLLAR RANGE OF           FUNDS OF THE TRUST (WHETHER OR NOT
                                                  SHARES OF THE FUND                  OFFERED HEREUNDER)
         NAME                                      INDIRECTLY OWNED*                 OVERSEEN BY TRUSTEE
         ----                                      -----------------                 -------------------
NON-INTERESTED TRUSTEE

Donald W. Glazer                                         None                          $10,001-$50,000

INTERESTED TRUSTEE
R. Jeremy Grantham                                       None                            over $100,000

*The Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.

Non-Interested Trustee Ownership of Securities Issued by the Manager or Principal Underwriter

None.

Non-Interested Trustee Ownership of Related Companies

The following table sets forth information about securities owned by non-interested trustees and their family members as of December 31, 2003 in entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, Inc., the Funds' principal underwriter.

                           NAME OF
  NAME OF NON-          OWNER(S) AND
   INTERESTED           RELATIONSHIP                            TITLE OF
    TRUSTEE              TO TRUSTEE           COMPANY             CLASS       VALUE OF SECURITIES        % OF CLASS
    -------              ----------           -------             -----       -------------------        ----------
Jay O. Light                N/A                None               N/A                 N/A                   N/A

Donald W. Glazer            Self              GMO Tax-           Limited          $ 412,023(2)              0.64%
                                          Managed Absolute     partnership
                                           Return Fund, a       interest
                                         private investment
                                          company managed
                                          by the Manager.(1)
                                             GMO Multi-          Limited          $ 400,000(2)              0.07%
                                           Strategy Fund       partnership
                                            (Onshore), a        interest
                                         private investment
                                          company managed
                                               by the
                                             Manager.(1)

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2)      Based on a valuation date of December 31, 2003.

         REMUNERATION. Each non-interested Trustee receives an annual retainer from the Trust for his services. In addition, the chair of each of the Independent Trustees/Audit Committee and the Pricing Committee receives an annual fee. Each non-interested Trustee is also paid a fee for each in-person and telephone meeting of the Board of Trustees or any committee thereof attended or participated in, as the case may be, and a fee for consideration of any action proposed to be taken by written consent. No additional compensation is paid to any non-interested Trustee for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse non-interested Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at such seminars or conferences. Non-interested Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

         Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof, including the Fund, during the fiscal year ended February 29, 2004:

                                       AGGREGATE         PENSION OR RETIREMENT      ESTIMATED ANNUAL
                                     COMPENSATION      BENEFITS ACCRUED AS PART      BENEFITS UPON      TOTAL COMPENSATION
    NAME OF PERSON, POSITION        FROM THE FUND*          OF FUND EXPENSES           RETIREMENT         FROM THE TRUST
    ------------------------        --------------          ----------------           ----------         --------------
Jay O. Light, Trustee                    N/A                     N/A                      N/A                $120,230

Donald W. Glazer, Esq.,                  N/A                     N/A                      N/A                $124,000
Trustee

*The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet paid any compensation to the Trustees.

         Messrs. Eston, Grantham, and Royer, and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by the Fund of the Trust.

         CODE OF ETHICS. Each of the Trust and the Manager has adopted a Code of Ethics pursuant to the requirement of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with certain conditions relating to such persons' position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

         As disclosed in the Private Placement Memorandum under the heading "Management, Organization, Capital Structure--Management of the Trust," under the Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, certain research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

         The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund with respect to all of the Fund's total annual operating expenses (not including fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through at least June 30, 2005.

         The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

         The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract will continue in effect for a period of two years from the date of its execution and continuously thereafter only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

         In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

         Custodial Arrangements. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

         Independent Registered Public Accounting Firm. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

         Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

         The purchase and sale of portfolio securities for the Fund and for the other investment advisory clients of the Manager are made by the Manager with a view to achieving their respective investment objectives. For example, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

         Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

         Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

         Over-the-counter transactions often involve dealers acting for their own account. It is the Manager's policy to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

         Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives such services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services may include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities, and portfolio strategy. The Manager uses such research in servicing other clients as well as the Fund.

         The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, the Trust, on behalf of the Fund, has not yet paid any brokerage commission.

                      PROXY VOTING POLICIES AND PROCEDURES

         The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix A.

         The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

         Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Fund's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31, 2005.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

         The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The fiscal year for the Fund ends on the last day of February.

         Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-four series: U.S. Core Fund; Tobacco-Free Core Fund; U.S. Quality Equity Fund; Value Fund; Intrinsic Value Fund; Growth Fund; Small Cap Value Fund; Small Cap Growth Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small Companies Fund; International Disciplined Equity Fund; International Intrinsic Value Fund; International Growth Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Sector Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; International Core Plus Allocation Fund; Real Asset Fund; Global Growth Fund; and World Opportunity Overlay Fund. Interests in each portfolio are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding series. The shares of such series do not have any preemptive rights. Upon liquidation of a series, shareholders of the corresponding series are entitled to share pro rata in the net assets of the series available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but the Trustees have no present intention to make such charges.

         The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

         The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

                                  VOTING RIGHTS

         Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote by individual Fund (to the extent provided herein) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and
(ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only shareholders of the affected Funds are entitled to vote thereon. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, such matters including, without limitation, the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares and as otherwise required by law.

         There will normally be no meetings of shareholders for the purpose of electing Trustees except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

         No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

         Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the relevant Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund would be unable to meet its obligations.

         The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

         Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

         STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         MOODY'S. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

         1.       An application for rating was not received or accepted.

         2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

         3. There is lack of essential data pertaining to the issue or issuer.

         4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix A

                                    GMO TRUST
                               PROXY VOTING POLICY

I.       STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.      STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.     REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.      DISCLOSURE

The following disclosure shall be provided:

         A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

         B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

         C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix A

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.       INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.      PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

         (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

         (2) ensure that proxies are voted and submitted in a timely manner;

         (3)      handle other administrative functions of proxy voting;

         (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

         (5)      maintain records of votes cast; and

         (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix A

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.     PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

         1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

         2.       Overseeing the proxy voting process; and

         3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.      CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix A

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

         1. GMO has a business relationship or potential relationship with the issuer;

         2. GMO has a business relationship with the proponent of the proxy proposal; or

         3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.       RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

         (1) a copy of these policies and procedures which shall be made available to clients, upon request;

         (2) a record of each vote cast (which ISS maintains on GMO's behalf); and

         (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.      REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.     DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

Appendix A

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1. AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

         - An auditor has a financial interest in or association with the company, and is therefore not independent

         -        Fees for non-audit services are excessive, or

         - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix A

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3. SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix A

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5. POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6. MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7. REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Appendix A

8. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

         - It is intended for financing purposes with minimal or no dilution to current shareholders

         - It is not designed to preserve the voting power of an insider or significant shareholder

9. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

         -        Historic trading patterns

         -        Rationale for the repricing

         -        Value-for-value exchange

         -        Option vesting

Appendix A

         -        Term of the option

         -        Exercise price

         -        Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis. Vote FOR employee stock purchase plans where all of the following apply:

         -        Purchase price is at least 85 percent of fair market value

         -        Offering period is 27 months or less, and

         -        Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix A

              Concise Summary of ISS Global Proxy Voting Guidelines

         Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

     - there are concerns about the accounts presented or audit procedures used; or

     - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

     - there are serious concerns about the accounts presented or the audit procedures used;

     -   the auditors are being changed without explanation; or

     - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

     - there are serious concerns about the statutory reports presented or the audit procedures used;

     - questions exist concerning any of the statutory auditors being appointed; or

     - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

     - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

     -   the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Appendix A

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

     - there are clear concerns about the past performance of the company or the board; or

     -   the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed).

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix A

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

     - there are serious questions about actions of the board or management for the year in question; or

     -   legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

     - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

     - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Appendix A

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix A

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

     -   clear evidence of past abuse of the authority is available; or

     -   the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

     - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

     - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

Appendix A

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                                    GMO TRUST

                            PART C. OTHER INFORMATION

Item 22. Exhibits

      (a)   1.    Amended and Restated Agreement and Declaration of Trust;(1)
                  and

            2. Amendment No. 18 to Amended and Restated Agreement and Declaration of Trust - Exhibit 1.

      (b)   Amended and Restated By-laws of the Trust.(1)

      (c) Please refer to Article 5 of the Trust's Amended and Restated Declaration of Trust, which is hereby incorporated by reference.

      (d)   1.    Forms of Management Contracts between the Trust, on behalf of each of its GMO U.S. Core Fund (formerly "GMO Core Fund"),
                  GMO Tobacco-Free Core Fund, GMO U.S. Quality Equity Fund, GMO
                  Value Fund (formerly "GMO Value Allocation Fund"), GMO Growth
                  Fund (formerly "GMO Growth Allocation Fund"), GMO Small Cap
                  Value Fund (formerly "GMO Core II Secondaries Fund"), GMO
                  Small Cap Growth Fund, GMO Real Estate Fund (formerly "GMO
                  REIT Fund"), GMO International Intrinsic Value Fund (formerly
                  "GMO International Core Fund"), GMO Currency Hedged
                  International Equity Fund (formerly "GMO Currency Hedged
                  International Core Fund"), GMO International Disciplined
                  Equity Fund, GMO International Growth Fund, GMO Foreign Fund,
                  GMO Foreign Small Companies Fund, GMO International Small
                  Companies Fund, GMO Emerging Markets Fund, GMO Emerging
                  Countries Fund (formerly "GMO Evolving Countries Fund"), GMO
                  Emerging Markets Quality Fund (formerly "GMO Asia Fund"), GMO
                  Global Hedged Equity Fund, GMO Domestic Bond Fund, GMO Core
                  Plus Bond Fund (formerly "GMO U.S. Bond/Global Alpha A Fund" and "GMO Global Fund"), GMO International Bond Fund, GMO
                  Currency Hedged International Bond Fund (formerly "GMO SAF
                  Core Fund"), GMO Global Bond Fund, GMO Emerging Country Debt
                  Fund, GMO Short-Duration Investment Fund (formerly "GMO
                  Short-Term Income Fund"), GMO Inflation Indexed Bond Fund, GMO
                  Intrinsic Value Fund, GMO Tax-Managed Small Companies Fund
                  (formerly "GMO U.S. Small Cap Fund"), GMO International Equity
                  Allocation Fund, GMO Global Balanced Asset Allocation Fund
                  (formerly "GMO World Equity Allocation Fund" and "GMO World
                  Balanced Allocation Fund"), GMO Global (U.S.+) Equity
                  Allocation Fund, GMO U.S. Sector Fund (formerly "GMO U.S.
                  Sector Allocation Fund"), GMO International Core Plus
                  Allocation Fund, GMO Tax-Managed U.S. Equities Fund, GMO
                  Special Purpose Holding Fund

--------------------
         (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                  (formerly "GMO Alpha LIBOR Fund"), GMO Tax-Managed International Equities Fund, GMO Emerging Country Debt Share Fund, GMO Taiwan Fund, GMO Short-Duration Collateral Fund, GMO Benchmark-Free Allocation Fund, and GMO Global Growth Fund and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO");(1) and

            2. Form of Management Contract between the Trust, on behalf of its GMO World Opportunity Overlay Fund, and GMO - Exhibit 2.

      (e)   None.

      (f)   None.

      (g) 1. Custodian Agreement (the "IBT Custodian Agreement") among the Trust, on behalf of certain Funds, GMO and Investors Bank & Trust Company ("IBT");(1)

            2. Form of Custodian Agreement (the "BBH Custodian Agreement") between the Trust, on behalf of certain Funds, and Brown Brothers Harriman & Co. ("BBH");(1)

            3. Forms of Letter Agreements with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            4. Letter Agreement with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT, dated May 30, 2003;(1)

            5. Forms of Letter Agreements with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH;(1)

            6. Letter Agreement with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH, dated June 4, 2003;(1)

            7. Form of Letter Agreement with respect to the IBT Custodian Agreement between the Trust, on behalf of GMO World Opportunity Overlay Fund, and IBT - Exhibit 3;

            8. Form of Accounting Agency Agreement (the "Accounting Agency Agreement") between the Trust, on behalf of certain Funds, and BBH;(1)

            9. Form of Letter Agreement with respect to the Accounting Agency Agreement between the Trust, on behalf of certain Funds, and BBH;(1)

            10. Form of 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH;(1)

            11. Form of Letter Agreement with respect to the 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH;(1)

--------------
      (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

            12. Form of Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds of the Trust;(1) and

            13. Form of Letter Agreement with respect to the Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds.(1)

      (h) 1. Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            2. Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            3. Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of GMO World Opportunity Overlay Fund, GMO and IBT - Exhibit 4;

            4. Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust - Exhibit 5; and

            5. Amended and Restated Servicing Agreement between the Trust, on behalf of certain Funds, and GMO.(1)

      (i)   Form of Opinion and Consent of Ropes & Gray.(1)

      (j)   Consent of PricewaterhouseCoopers LLP - Exhibit 6.

      (k)   Financial Statements - Not applicable.

      (l)   None.

      (m)   None.

      (n) Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996 as amended and restated February 26, 2004.(1)

      (o)   Reserved.

      (p) Code of Ethics adopted by the Trust, GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd, GMO Woolley Ltd., and Renewable Resources LLC.(1)

Item  23.   Persons Controlled by or Under Common Control with Registrant

      None.

-------------------
      (1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

Item  24. Indemnification

      See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item  25. Business and Other Connections of Investment Adviser

            A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the "Investment Adviser"), is set forth under the captions "Management, Organization, Capital Structure - Management of the Trust" in the private placement memorandum and "Management of the Trust" in the statement of additional information, each forming part of this Registration Statement.

            Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption "Management of the Trust" in the Registrant's statement of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

       NAME                               POSITION WITH INVESTMENT ADVISER               OTHER CONNECTIONS
       ----                               --------------------------------               -----------------
Forrest Berkley                           Member                                 Director and Chairman of Investment
                                                                                 Committee, Maine Community
                                                                                 Foundation, 245 Main Street,
                                                                                 Ellsworth, ME 04605

Paul J. Bostock                           Member                                 Director, Inquire UK, Baldocks Barn
                                                                                 Chiddingstone Causway, Tonbridge,
                                                                                 Kent TN11 8JX

Arjun Divecha                             Member and Member of the Board of      Director, Dancing Elephant, Ltd.,
                                          Directors                              1936 University Avenue, Suite 350,
                                                                                 Berkeley, CA 94704; Frog Hollow
                                                                                 Fresh LLC, P.O. Box 872, Brentwood,
                                                                                 CA 94513

Robert P. Goodrow                         Member                                 Trustee, The Batterymarch Trust, c/o
                                                                                 GMO LLC, 40 Rowes Wharf, Boston, MA
                                                                                 02110

R. Jeremy Grantham                        Founding Member and Chairman of the    MSPCC Investment Committee, 555
                                          Board of Directors                     Amory Street, Jamaica Plain, MA 02130

Jon Hagler                                Member of the Board of Directors       Overseer, WGBH Boston, 125 Western
                                                                                 Ave., Boston, MA 02134; Trustee
                                                                                 Emeritus, Texas A&M Foundation,
                                                                                 Texas A&M University, College
                                                                                 Station, TX 77843; Co-Chair, Vision
                                                                                 2020 Advisory Council, Texas A&M
                                                                                 University, College Station, TX
                                                                                 77843; One Spirit-One Vision Capital
                                                                                 Campaign, Texas A&M University,
                                                                                 College Station, TX 77843; Board of
                                                                                 Directors, The Association of Former
                                                                                 Students at Texas A&M, Texas A&M
                                                                                 University, College Station, TX
                                                                                 77843

Elaine Hartnett                           Associate General Counsel              Trustee, Mount St. Joseph Academy,
                                                                                 617 Cambridge Street, Brighton, MA
                                                                                 02134

John McKinnon                             Member                                 Director, J&S McKinnon Pty Ltd., 10
                                                                                 Dubarda Street, Engadine, Australia,
                                                                                 NSW 2233; Quant Partners Pty Ltd.,
                                                                                 Level 7, 2 Bulletin Place, Sydney,
                                                                                 Australia, NSW 2000; GMO Australia
                                                                                 Nominees Ltd., Level 7, 2 Bulletin
                                                                                 Place, Sydney, Australia, NSW 2000;
                                                                                 Trex Advisors Pty Ltd, Level 7, 2
                                                                                 Bulletin Place, Sydney NSW 2000

John Rosenblum                            Vice Chairman of the Board of          Director, Cone Mills, 804 Green
                                          Directors                              Valley Road, Suite 3000, Greensboro,
                                                                                 NC 27408; The Chesapeake
                                                                                 Corporation, 1021 East Cary Street,
                                                                                 Richmond, VA 23219; Thomas
                                                                                 Rutherfoord, Inc., One South
                                                                                 Jefferson Street, SW, Roanoke, VA
                                                                                 24011; The Providence Journal, a
                                                                                 division of Belo Corporation, 75
                                                                                 Providence Street, Providence, RI
                                                                                 02902; Trustee, Landmark

                                                                                 Volunteers, P.O. Box 455, Sheffield, MA 01257;
                                                                                 Jamestown-Yorktown Foundation, Inc., P.O. Box
                                                                                 1607, Williamsburg, VA 23187-1607; Tredegar
                                                                                 National Civil War Center Foundation, 200 S.
                                                                                 Third St., Richmond, VA 23219; Atlantic Challenge
                                                                                 Foundation, 643 Main St., Rockland, ME 04841; MBA
                                                                                 Tech Connection, Inc., P.O. Box 5769,
                                                                                 Charlottesville, VA 22905; Charlottesville and
                                                                                 University Symphony Society, 112 Old Cabell Hall,
                                                                                 Charlottesville, VA 22903; Trustee, Farnsworth
                                                                                 Art Museum, 16 Museum Street, Rockland, Maine
                                                                                 04841

Eyk Van Otterloo                          Founding Member and Member of the      Board Member, Chemonics International, 1133 20th
                                          Board of Directors                     Street, NW, Suite 600, Washington, D.C. 20036;
                                                                                 Breevast B.V., J.J. Viottastraat 39, 1071 JP
                                                                                 Amsterdam, The Netherlands; Committee Member,
                                                                                 Museum of Fine Arts, Boston, Avenue of the Arts,
                                                                                 465 Huntington Avenue, Boston, MA 02115; Committee
                                                                                 Chairperson, Museum of Science, Boston, Science
                                                                                 Park, Boston, MA 02114; Committee Chairperson,
                                                                                 Holderness School, Chapel Lane, P.O. Box 1879,
                                                                                 Plymouth, NH 03264; Chairman of the Board, OneCoast
                                                                                 Network LLC, 408 Jamesborough Drive, Pittsburgh,
                                                                                 PA 15238

Paul K. Woolley                           Member and Member of the Board of      Director, China Investments, 4/F Worldwide House,
                                          Directors                              19 Des Voeux Road Central, Hong Kong; Greyhound
                                                                                 Investments LP, c/o GMO LLC, 40 Rowes Wharf,
                                                                                 Boston, MA 02110

Item 26. Principal Underwriters

      Not Applicable.

Item 27. Location of Accounts and Records

      The accounts, books, and other documents required to be maintained by
      Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant's investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant's distributor, Funds Distributor, Inc., 100 Summer Street, 15th Floor, Boston, MA 02110; the Registrant's custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant's custodian and transfer agent for certain of the Funds, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116.

Item 28. Management Services

      Not Applicable.

Item 29. Undertakings

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 126 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 18th day of November, 2004.

                                  GMO Trust

                                  By: SCOTT E. ESTON*
                                      ------------------------------------------
                                      Scott E. Eston
                                      Title: President; Chief Executive Officer;
                                      Principal Executive Officer

      Pursuant to the requirements of the 1940 Act, this Post-Effective Amendment No. 126 to the GMO Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the date indicated.

Signatures                                               Title                                        Date
----------                                               -----                                        ----
SCOTT E. ESTON*                                President; Chief Executive Officer; Principal      November 18, 2004
--------------                                 Executive Officer
Scott E. Eston

SUSAN RANDALL HARBERT*                         Chief Financial Officer and Treasurer; Principal   November 18, 2004
----------------------                         Financial and Accounting Officer
Susan Randall Harbert

R. JEREMY GRANTHAM*                            Trustee                                            November 18, 2004
------------------
R. Jeremy Grantham

JAY O. LIGHT*                                  Trustee                                            November 18, 2004
-------------
Jay O. Light

DONALD W. GLAZER*                              Trustee                                            November 18, 2004
-----------------
Donald W. Glazer

                                 * By: /S/ ELAINE M. HARTNETT
                                       -------------------------
                                       Elaine M. Hartnett
                                       Attorney-in-Fact

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

        (Seal)

Signature                           Title                      Date
---------                           -----                      ----
/S/ Jay O. Light                    Trustee                   December 11, 2000
------------------
Jay O. Light

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

           (Seal)

Signature                           Title                 Date
---------                           -----                 ----
/S/ R. Jeremy Grantham              Trustee            December 11, 2000
----------------------
R. Jeremy Grantham

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

          (Seal)

Signature                           Title                        Date
---------                           -----                        ----
/S/ Donald W. Glazer                Trustee                   December 11, 2000
---------------------------
Donald W. Glazer

                                POWER OF ATTORNEY

      I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

             (Seal)

Signature                                       Title                                    Date
---------                                       -----                                    ----
/S/ Scott E. Eston                         President; Chief Executive Officer;        May 28, 2004
---------------------------                Principal Executive Officer
Scott E. Eston

                                POWER OF ATTORNEY

      I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

           (Seal)

Signature                                               Title                           Date
---------                                               -----                           ----
/S/ Susan Randall Harbert                  Chief Financial Officer and Treasurer;    May 28, 2004
-------------------------                  Principal Financial and Accounting
Susan Randall Harbert                      Officer

                                  EXHIBIT INDEX

                                    GMO TRUST

Exhibit No.                             Title of Exhibit
----------                              ----------------
   1           Amendment No. 18 to Amended and Restated Agreement and Declaration of Trust.

   2           Form of Management Contract between the Trust, on behalf of its GMO World Opportunity Overlay
               Fund, and GMO.

   3           Form of Letter Agreement with respect to the IBT Custodian Agreement between the Trust, on behalf of GMO World Opportunity Overlay Fund, and IBT.

   4           Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of GMO World
               Opportunity Overlay Fund, GMO and IBT.

   5           Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust.

   6           Consent of PricewaterhouseCoopers LLP.